UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): November 13, 2008

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	EXECUTION OF A MATERIAL DEFINITIVE AGREEMENT:

The Company has previously disclosed that it is a party to that certain Credit Agreement dated as of April 13, 2007, as amended by that certain Forbearance Agreement and Amendment Number One dated as of March 24, 2008. This loan is the senior indebtedness of the Company. The Lender to the Company is D.B Zwirn Special Opportunities Fund, L.P., as Collateral Agent, Administrative Agent and Lender, and Bernard National Loan Investors, Ltd. (hereinafter, collectively, the “Lenders”).

The Company has entered into an additional Forbearance Agreement (“Agreement”), dated as of November 13, 2008 with Lenders. Under the terms of the Agreement, the Registrant and the Lenders anticipate entering into further agreement(s) following a period for Lenders to complete additional due diligence regarding accounting, operations and environmental reviews. Should further agreement(s) not be entered into by and between the Company and Lenders by December 29, 2008, the Agreement will expire.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Forbearance Agreement dated November 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: November 17, 2008